UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2005
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio		44333

(Address of principal executive offices)		(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On October 21, 2005, A. Schulman, Inc. (the “Company”) entered into an agreement (the “Agreement”) with a group of investors led by Barington Capital Group, L.P. (such entities, collectively, the “Barington Group”) that will avoid a proxy contest for the election of directors at the Company’s 2005 annual meeting of stockholders. A copy of the joint press release announcing the Agreement is attached as Exhibit 99.1 hereto and incorporated by reference herein. Collectively, the Barington Group is the beneficial owner of approximately 8.8% of the Company’s outstanding shares of common stock.
     The following is a brief description of the terms of the Agreement, which description is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 99.2 hereto and incorporated by reference herein.
     In addition to withdrawing its notice of its intent to nominate persons for election as directors at the 2005 annual meeting, the Barington Group has agreed to abide by certain standstill provisions until the Company’s 2007 annual meeting of stockholders.
     The Company has agreed to consummate a self-tender offer to repurchase 8,750,000 shares of the Company’s common stock at a price of no less than $20 per share. The tender offer is intended to be completed by December 20, 2005. The standstill provisions applicable to the Barington Group will terminate if the Company does not complete the tender offer by April 30, 2006.
     In addition, the Board of Directors has authorized an increase in the size of the Board of Directors to 12 directors from its current 10. James A. Mitarotonda, the Chairman, President and Chief Executive Officer of Barington Capital Group, has been appointed as a director to serve until the Company’s 2007 annual meeting of stockholders. An additional new director, reasonably acceptable to and independent of the Company and the Barington Group, will also be appointed to the Board within 30 days of the date of the Agreement to serve until the Company’s 2008 annual meeting of stockholders.
     Further provisions of the Agreement include requirements for the Company to:
•	Work with the Barington Group to create a plan to improve the operations and profitability of the Company.

•	Establish a lead independent director.

•	Implement a regular evaluation of the Company’s rights agreement by the independent members of the Board of Directors.

•	Submit for the approval of the Company’s stockholders at the 2005 Annual Meeting an amendment to the Company’s charter that would remove a supermajority voting provision relating to certain business combinations and other transactions.

     The Company also has retained Credit Suisse First Boston to act as financial advisor to the Board of Directors to, among other things, provide regular updates concerning expressions of interest by third parties.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     James A. Mitarotonda, the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P., has been appointed as a Director of the Company to serve until the Company’s 2007 annual meeting of stockholders. Mr. Mitarotonda was appointed to the Board of Directors pursuant to the Agreement, a copy of which is attached as Exhibit 99.2 hereto, and has been appointed to serve on the Executive Committee of the Board of Directors. Except as contemplated in the Agreement, Mr. Mitarotonda does not have a direct or indirect interest in any transactions to which the Company, or its subsidiaries, was or is to be a party.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 24, 2005.

99.2	Agreement by and among the Company and the Barington Group, dated October 21, 2005.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

	By:	/s/ Robert A. Stefanko

Robert A. Stefanko
Executive Vice President — Finance and Administration
Date: October 24, 2005

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